Exhibit 18

To:	Xstrata (Schweiz) AG (the "Company") Bahnhofstrasse 2 PO Box 102, Zug 6301 Switzerland

        12 June 2006

Dear Sirs,

Project Odyssey — $8,500,000,000 Term and Revolving Facilities and $2,500,000,000 Term Loan Bridge Facility

We refer to the commitment letter (the "Commitment Letter") entered into by the parties to this letter dated 17 May 2006 in relation to the offer for shares in Falconbridge Limited. Capitalised terms used but not defined in this letter shall have the meanings given to them in the Commitment Letter.

We note that in accordance with the terms of the Commitment Letter, the first $1,000,000,000 of the proceeds of the Odyssey Equity Offerings has been applied in cancellation of the Debt Bridge Facility. The underwriting commitment of each Underwriter under the Debt Bridge Facility is therefore reduced to the proportion of the Debt Bridge Facility set out opposite its name below:

Underwriter	Underwriting Commitment
Barclays Bank PLC	$625,000,000
Deutsche Bank AG, London Branch	$625,000,000
JPMorgan Chase Bank, National Association	$625,000,000
The Royal Bank of Scotland plc	$625,000,000

Please confirm your agreement that:

(a)
the Acquisition Facilities Agreement attached to the Commitment Letter shall be replaced with the accompanying agreed form $8,500,000,000 term and revolving facilities agreement being the draft dated 10 June 2006 and with document reference LD/857960/50; and

(b)
the Debt Facility Agreement attached to the Commitment Letter shall be replaced with the accompanying agreed form $2,500,000,000 term loan facilities agreement being the draft dated 6 June 2006 and with document reference LD/885224/33; and

(c)
that the definition of the term "Underwriting Documents" in the Commitment Letter be amended to include a reference to this letter.

This letter shall be governed by and construed in accordance with English law.

If you agree to the above, please sign where indicated below.

Yours faithfully,

For and on behalf of BARCLAYS CAPITAL
/s/ DAVID MATTHEWS
Name:	DAVID MATTHEWS
Title:	Director: Global Loans

For and on behalf of BARCLAYS BANK PLC
/s/ DAVID MATTHEWS
Name:	DAVID MATTHEWS
Title:	Director: Global Loans

For and on behalf of DEUTSCHE BANK AG, LONDON BRANCH
	/s/ A.S. MASCIANTONIO	/s/ R. SEDLACEK
Name:	A.S. MASCIANTONIO	R. SEDLACEK
Title:	Managing Director	Director

For and on behalf of J.P. MORGAN PLC
/s/ NICHOLAS CONRON
Name:	NICHOLAS CONRON
Title:	Vice President

For and on behalf of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
/s/ NICHOLAS CONRON
Name:	NICHOLAS CONRON
Title:	Vice President

For and on behalf of THE ROYAL BANK OF SCOTLAND PLC
/s/ D. WILLIAMS
Name:	D. WILLIAMS
Title:	Senior Director

We agree to the above.
XSTRATA (SCHWEIZ) AG
Signed:	/s/ IAN WALL	/s/ DANIEL SIGRIST
Name:	IAN WALL	DANIEL SIGRIST
Title:	Group Treasurer	Treasurer
Date:	12 June 2006	12 June 2006